Exhibit 10.2

CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

MASTER ASSIGNMENT AND ASSUMPTION AGREEMENT

This MASTER ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of October 12, 2010 (the “Effective Date”), by and among AKEENA SOLAR, INC., a Delaware corporation (“Akeena”), REAL GOODS ENERGY TECH, INC., a Colorado corporation (“Real Goods”) and SUNRUN INC., (“SunRun”) (each of Akeena, Real Goods and SunRun a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, Akeena and SunRun have entered into that certain Amended and Restated Master Solar Facility Turnkey Contract dated October 29, 2009 (the “Akeena EPC”) for the design, engineering, procurement, installation and construction of Solar Facilities (as defined in the Akeena EPC);

WHEREAS, Real Goods and SunRun have entered into that certain Amended and Restated Master Solar Facility Turnkey Contract dated February 9, 2009 (the “Real Goods EPC”) for the design, engineering, procurement, installation and construction of solar facilities;

WHEREAS, pursuant to the Akeena EPC, Akeena has ongoing obligations with respect to certain Solar Facilities (“Akeena Obligations”) for the benefit of SunRun;

WHEREAS, Akeena is exiting the business of installing Solar Facilities and desires to avoid or reduce certain of its installation and installation-related responsibilities under the Akeena EPC;

WHEREAS, Real Goods is in the business of installing solar facilities and desires to assume certain installation and installation-related responsibilities of Akeena under the Akeena EPC; and

WHEREAS, the Parties have entered into that certain Memorandum of Agreement dated September 14, 2010, pursuant to which the Parties agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency thereof being hereby acknowledged, the Parties hereto hereby agree as follows:

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

1. Solar Facilities.  Pursuant to the Akeena EPC, Akeena has built or agreed to build certain Solar Facilities for the benefit of SunRun.  Akeena has achieved Final Completion (as defined in the Akeena EPC) for the Solar Facilities described in Exhibit A attached hereto (“Completed Solar Facilities”) pursuant to the Akeena EPC.  Akeena has started or intends to start construction of but has not yet achieved Final Completion for the Solar Facilities described in Exhibit B attached hereto (“Construction Solar Facilities”) pursuant to the Akeena EPC.  Akeena has executed Addendums (as defined in the Akeena EPC) but has not yet started and does not intend to start construction of the Solar Facilities described in Exhibit C attached hereto (“Pending Solar Facilities”).

2. Project Construction.

(a) Construction Solar Facilities.  The Parties hereby agree that Akeena shall complete the installation of and achieve Final Completion for the Construction Solar Facilities in accordance with the Akeena EPC.  In no event shall Real Goods perform any work other than Ordinary-Course-of-Business Warranty Claim work with respect to the Construction Solar Facilities without the prior consent of SunRun, which may be provided in writing or via email.

(b) Pending Solar Facilities.

(i) Each Addendum (as defined in the Akeena EPC) with respect to a Pending Solar Facility is attached hereto as Exhibit E (the “Pending Solar Facility Addendums”).  Akeena hereby irrevocably grants, conveys, transfers, assigns, and delivers unto Real Goods all of Akeena’s right, title and interest in the Pending Solar Facility Addendums.  Real Goods hereby irrevocably accepts and assumes the Pending Solar Facility Addendums and from the date hereof agrees to perform the work described in the Pending Solar Facility Addendums according to the standard terms and conditions set forth in the Real Goods EPC and Addendums (as defined in the Real Goods EPC) to the Real Goods EPC.  SunRun hereby consents to the foregoing assignment and assumption.  From and after the date hereof, Real Goods and SunRun shall treat the Pending Solar Facility Addendums as Addendums under and pursuant to the Real Goods EPC.

(ii) The Parties hereby agree that Real Goods shall, pursuant to the Real Goods EPC, commence the installation of and achieve Final Completion (as defined in the Real Goods EPC) for the Pending Solar Facilities.

(iii) Real Goods hereby agrees to use commercially reasonable efforts to achieve Final Completion (as defined in the Real Goods EPC) of ninety (90%) of the Pending Solar Facility Addendums on or before December 31, 2010.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

(iv) To the extent commercially reasonable and consistent with this Agreement, Real Goods shall use Westinghouse solar modules in its construction of the Pending Solar Facilities.

3. Warranty.

(a) Completed Solar Facilities and Construction Solar Facilities.  Pursuant to Section 11 of the Akeena EPC, Akeena has certain warranty obligations to SunRun for the Completed Solar Facilities and for the Construction Solar Facilities.  With respect to each and all of the Completed Solar Facilities and the Construction Solar Facilities once Final Completion has been achieved, Akeena hereby assigns and Real Goods hereby assumes the warranty obligations to SunRun for Ordinary-Course-of-Business Warranty Claims as set forth on Exhibit D, and SunRun hereby consents to the foregoing assignment and assumption.  Akeena agrees to reimburse Real Goods for all such Ordinary-Course-of Business Warranty Claim work performed on Akeena’s behalf.  “Ordinary-Course-of-Business Warranty Claims” shall mean any warranty claim against an express warranty made pursuant to Exhibit D made by SunRun, its successors or assigns, requiring time and materials repairs of less than $[***] per job.

(i) For the avoidance of doubt, Real Goods’ warranty obligation to SunRun for Ordinary-Course-of-Business Warranty Claims with respect to the Completed Solar Facilities and Construction Solar Facilities shall be expressly set forth on Exhibit D.  Real Goods will not have any warranty obligations other than set forth herein.

(ii) The Parties hereby acknowledge and agree that in the event that Real Goods fails to perform under an Ordinary-Course-of-Business Warranty Claim for any Completed Solar Facility or Construction Solar Facility, Akeena shall have the right and the obligation to perform or cause to be performed such Ordinary-Course-of-Business Warranty Claim according to the terms of Section 11 of the Akeena EPC, and Akeena will remain liable for such Ordinary-Course-of-Business Warranty Claim until it is completed in accordance with the terms of Section 11 of the Akeena EPC.  If Akeena fails to perform the Ordinary-Course-of-Business Warranty Claim within fifteen (15) days of written notice from SunRun, SunRun at its option, and after notice to Akeena, shall have the right to perform the necessary Work (as defined in the Akeena EPC) and charge the reasonable cost thereof to Akeena.

(iii) Notwithstanding anything in this Agreement to the contrary, Akeena hereby acknowledges and agrees that subject to and as defined by the terms and conditions of the Akeena EPC and Addendums, Akeena shall remain liable for and Real Goods shall have no liability for (A) any warranty claim arising from a Completed Solar Facility or a Construction Solar Facility that is not an Ordinary-Course-of-Business Warranty Claim and (B)  any damage to persons or property caused by any Completed Solar Facility or Construction Solar Facility except to the extent caused by or directly related to work performed by SunRun or Real Goods.  SunRun hereby acknowledges and agrees that it shall not look to Real Goods with respect to any claim described above.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

(b) Pending Solar Facilities.  The Parties hereby agree that Real Goods will have and provide to SunRun the warranty obligations for the Pending Solar Facilities for which Real Goods completes the installation pursuant to the Real Goods EPC.  SunRun and Real Goods hereby release and agree to indemnify and hold harmless Akeena (i) from any and all warranty obligations under the Akeena EPC with respect to the Pending Solar Facilities for which Real Goods completes the installation, (ii) from any claims for personal injury or property damage arising from Real Goods construction of any Pending Solar Facility, except to the extent such claims arise from the sole negligence of Akeena (including without limitation negligence related to the design of any Pending Solar Facility by Akeena), and (iii) from any claims arising from Real Goods’ construction of Pending Solar Facilities which construction does not conform to the terms of the applicable Pending Solar Facility Addendum.

4. Solar Facility Pricing.

(a) The Parties hereby agree that nothing contained in this Agreement shall change the Contract Price (as defined in the Akeena EPC) to SunRun for the Completed Solar Facilities, Construction Solar Facilities or the Pending Solar Facilities, except to the extent or according to any term or condition of the applicable EPC or Addendum for which (i) the Contract Price for the Construction Solar Facilities shall be subject to adjustment pursuant to Sections 5.1 through 5.4 of the Akeena EPC, or (ii) the Contract Price for the Pending Solar Facilities shall be subject to adjustment pursuant to Sections 5.1 through 5.4 of the Real Goods EPC.

(b) SunRun shall pay the Contract Price for the Construction Solar Facilities as set forth on each applicable Addendum (as defined in the Akeena EPC) to Akeena pursuant to the Akeena EPC.  SunRun shall pay the Contract Price for the Pending Solar Facilities as set forth on the Pending Solar Facility Addendums to Real Goods pursuant to the Real Goods EPC.

(c) To the extent not expressly set forth on the Pending Solar Facility Addendums, Akeena shall promptly (but in no event more than 14 days after the Effective Date) provide to SunRun and Real Goods any and all information and documentation with respect to any pricing discounts Akeena has promised to Host Customers (as defined in the Akeena EPC).  Real Goods hereby acknowledges and agrees to honor such pricing discounts for the Pending Solar Facilities, to the extent notice of such discounts is timely provided by Akeena.

(d) Akeena and SunRun hereby acknowledge and agree that the Contract Price for certain of the Solar Facilities (as defined in the Akeena EPC) was calculated based on an incorrect California Solar Initiative (“CSI”) rebate level, and Akeena hereby agrees to refund to SunRun the lump sum amount of $[***], subject to reasonable adjustment due to Host Customer cancellation, as the total difference in the applicable Contract Prices as re-calculated based on the correct CSI rebate level.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

5. OEM Warranties.  Within fourteen (14) days of the Effective Date, Akeena will deliver to both of Real Goods and SunRun detailed warranty information on all equipment utilized or to be utilized in the Completed Solar Facilities and the Construction Solar Facilities, including without limitation OEM warranties for any components or sub-components used therein as set forth on Schedule 5 (“Warranty Information”).  In the event that Akeena fails to deliver the Warranty Information as required by the preceding sentence, SunRun may offset or withhold any amounts due from SunRun to Akeena under the Akeena EPC or any other agreements between SunRun and Akeena up to the Collateral Amount (as defined below) until such time as such Warranty Information is delivered as required.

6. Customer Transition.

(a) Customer Communication.  The Parties hereby agree and acknowledge that (i) SunRun shall deliver the initial notification to the Host Customers (as defined in the Akeena EPC) of the Pending Solar Facilities of the effect of this Agreement and the fact that Real Goods will construct such Pending Solar Facilities instead of Akeena, and (ii) after such initial notification Real Goods shall be responsible for contacting such Host Customers regarding Real Goods’ construction of such Pending Solar Facility.

(b) Akeena Leads.

(i) As of the Effective Date, Akeena will provide or will have provided to SunRun and Real Goods a list of (i) all persons Akeena previously contacted who have expressed interest in a Residential Solar Customer Agreement (as defined in the Akeena EPC) (each such person, an “Akeena Lead” and such list, the “Akeena Leads List”), and (ii) details of any discounts, special offers, promotions, or similar incentives to enter into a Residential Solar Customer Agreement offered by Akeena to each such Akeena Lead, if any.  Notwithstanding anything to the contrary in this Agreement Akeena shall not disclose an Akeena Lead or any or all of the Akeena Leads List to a person other than SunRun and Real Goods.

(ii) For each Akeena Lead:

(1) SunRun and Real Goods shall cooperate and make commercially reasonable efforts to obtain a practicable order for a Residential Solar Customer Agreement (as defined in the Real Goods EPC) (each, an “Order”) on such forms provided to Real Goods by SunRun and in accordance with the procedures that SunRun and Real Goods may jointly establish from time to time;

(2) To the extent an Akeena Lead has been presented with SunRun materials by Akeena, any sale or Order that Real Goods closes with such an Akeena Lead shall be for a SunRun Residential Solar Customer Agreement (as defined in the Real Goods EPC);

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

(3) Real Goods shall honor any discounts, special offers, promotions, or similar incentives offered to such Akeena Leads by Akeena and promptly disclosed pursuant to the terms hereof; and

(4) For each Order submitted by Real Goods on behalf of an Akeena Lead that is accepted by SunRun, the provisions of the Real Goods EPC shall apply, provided, however, that to the extent commercially reasonable, Real Goods shall use Westinghouse solar modules for each such Order.

7. Security or Escrow Arrangement.

(a) Security or Escrow.  Real Goods and Akeena hereby covenant and agree to enter into a separate agreement (“Security Agreement”) whereby Akeena will provide to Real Goods either i) a bond, letter of credit, insurance policy or similar guarantee (“Security”)on terms reasonably acceptable to Real Goods or ii) a cash escrow arrangement that is reasonably acceptable to Real Goods; in either case, representing [***] of collateral (the “Collateral Amount”), for the performance of Akeena’s obligations to compensate Real Goods for Ordinary-Course-of Business Warranty Claims under Section 3(a) of this Agreement.  The terms of such Security and the Security Agreement are to be promptly provided in writing to SunRun after agreement is reached.  In the event that Real Goods and Akeena fail to enter into the Security Agreement by [***] (the “Collateral Deadline”), Akeena shall promptly deposit the Collateral Amount into an escrow account (in which Real Goods will have a perfected priority security interest) to be held for the purposes of satisfying Akeena’s collateral obligation to Real Goods hereunder and under that certain Supply and Warranty Agreement by and between Akeena and Real Goods dated as of the date hereof (the “Escrow Deposit”).

(b) Offset.  The Parties agree that if Real Goods and Akeena have not entered into the Security Agreement, or Akeena fails to make the Escrow Deposit within five (5) days following the Collateral Deadline (excepting weekend and bank holiday days), SunRun may withhold any amounts due (“Withheld Amounts”) from SunRun to Akeena under the Akeena EPC or any other agreements between SunRun and Akeena up to the Collateral Amount.  SunRun shall deposit the Withheld Amounts in a separate account for purposes of satisfying the Escrow Deposit and the Withheld Amounts shall be treated as the Escrow Deposit for purposes of distribution and reduction (if applicable) by SunRun in a manner consistent with the terms of this Agreement.

(c) Terms; Reduction.

(i) The terms of the Security Agreement or Escrow Deposit, as applicable, will provide that Real Goods shall be allowed to immediately draw upon the bond, letter of credit, insurance policy or guarantee or Escrow Deposit, as applicable, in the event that Akeena fails to reimburse Real Goods for any service on a Ordinary-Course-of-Business Warranty Claim within 30 days of delivery by Real Goods of an invoice therefore.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

(ii) If following the one year anniversary of the date hereof, Real Goods has not previously drawn against the Security Agreement or Escrow Deposit as applicable, the amount of security will be reduced by $[***] each year over a nine-year period.

(iii) The obligations of Real Goods to provide service for Ordinary-Course-of-Business Warranty Claims shall be conditioned upon and shall not become effective unless and until either the execution of the Security Agreement or the establishment of the Escrow Deposit with $[***] in cash in such escrow.

8. Representations and Warranties of Akeena.  Akeena hereby represents and warrants to Real Goods and SunRun as follows:

(a) Akeena (i) is duly organized and validly existing under the laws of the State of Delaware, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under this Agreement.

(b) The rights and duties assigned by Akeena pursuant to this Agreement are not subject to any prior sale, transfer, assignment, lien or participation by Akeena or any agreement to assign, lien, convey, transfer or participate, in whole or in part.

9. Representations and Warranties of Real Goods.  Real Goods hereby represents and warrants to Akeena and SunRun that Real Goods: (i) is duly organized and validly existing under the laws of the State of Colorado, (ii) is in good standing under such laws and (iii) has full power, ability and authority to execute, deliver and perform its obligations under this Agreement.

10. Representations and Warranties of SunRun.  SunRun hereby represents and warrants to Akeena and Real Goods that SunRun: (i) is duly organized and validly existing under the laws of the State of Delaware, (ii) is in good standing under such laws and (iii) has full power, ability and authority to execute, deliver and perform its obligations under this Agreement.

11. Default and Remedies.

(a) Events of Default.  Any of the following occurrences or events, by or against a Party, shall constitute a default under this Agreement: breach of any of the terms, conditions, representations, warranties, or guarantees expressed in this Agreement.

(b) Remedies.  In the event of a default by a Party each non-defaulting Party shall have all such remedies as may be available to such non-defaulting Party in law or at equity.  Notwithstanding the foregoing, a breach of this Agreement by a Party shall in no event give a non-defaulting Party the right to suspend or not perform any obligation such non-defaulting Party owes to the other non-defaulting Party under this Agreement.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

12. Publicity.  No Party shall make any disclosure or public statement with respect to this Agreement or the terms and conditions contained herein without the prior written consent of each of the other Parties.

13. Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

14. Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but all of which counterparts together shall constitute one and the same instrument.

15. Entire Agreement.  This Agreement and any agreement, document or instrument attached hereto or referred to herein (i) integrate all the terms and conditions mentioned herein or incidental hereto and (ii) supersede all oral negotiations and prior writings in respect to the subject matter hereof, including without limitation the Memorandum of Agreement by and among Akeena, Real Goods and SunRun dated as of September 14, 2010.

16. Further Assurances.  Each of Akeena, Real Goods and SunRun agree to provide such information, execute and deliver any instruments and documents and to take such other actions as may be necessary or reasonably requested by another Party which are not inconsistent with the provisions of this Agreement and which do not involve the assumptions of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement.

17. Dispute Resolution.  The Parties shall negotiate in good faith and attempt to resolve any dispute within thirty (30) days after the date that a Party gives written notice of such dispute to each other Party.  In the event that the Parties are unable to reach an agreement within such thirty (30) day period (or such longer period as the Parties may agree), then each Party may pursue such remedies as are available to it at law or equity.  In any proceeding to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its expenses incurred in such proceeding, including reasonable attorney fees and expert witness fees and costs.

18. Amendments.  No change, amendment or modification of this Agreement shall be valid or binding upon the parties hereto unless such change, amendment, or modification shall be in writing and duly executed by all Parties.

19. Assignment.  No Party may assign this Agreement without the prior written consent of each other Party, provided, however, SunRun may assign this Agreement with respect to Akeena to Assignee (as defined in the Akeena EPC) consistent with Section 14.1 of the Akeena EPC and SunRun may assign this Agreement with respect to Real Goods to Assignee (as defined in the Real Goods EPC) consistent with Section 14.1 of the Real Goods EPC.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

20. No Waiver.  Any failure of SunRun, Akeena or Real Goods to enforce any of the provisions of this Agreement or to require at any time performance by another Party of any of the provisions hereof during the pendency of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of SunRun, Akeena or Real Goods thereafter to enforce any and each such provision.

21. Severability.  If any term or provision of this Agreement is determined to be invalid, in conflict with any Law (as defined in the Real Goods EPC), void, or otherwise unenforceable, and provided the terms and provisions of the Agreement that are essential to the Parties remain substantially in effect, then the remaining terms and provisions will continue in full force and effect and the offending term or provision will be given the fullest meaning and effect allowed by Law.

22. Third Party Beneficiary.  Nothing herein, express or implied, shall create or establish any third party beneficiary hereto nor confer upon any Person not a party to this Agreement any rights or remedies under or by reason of this Agreement.

[Signature pages to follow]

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date set forth above.

AKEENA:	AKEENA SOLAR, INC., a Delaware corporation By: /s/ Gary Effren Name: Gary Effren Title: President
REAL GOODS:	REAL GOODS ENERGY TECH, INC., a Colorado corporation By: /s/ John Schaeffer Name: John Schaeffer Title: President
SUNRUN:	SUNRUN INC., a Delaware corporation By: /s/ Edward Fenster Name: Edward Fenster Title: CEO

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Schedule 5

Warranty Information

For purposes of this Agreement, “Warranty Information” shall mean:

1) copies of the OEM warranty contracts related to the Completed Solar Facilities and the Construction Solar Facilities to the extent authorized by such OEM equipment suppliers after Akeena’s good faith efforts to secure consent to Akeena’s delivery to SunRun of such OEM warranty contracts, and any existing warranty claims related thereto;

2) copies of the OEM warranties of any suppliers of equipment included as components or sub-components in any Completed Solar Facility or Construction Solar Facility;

3) contact information for such suppliers of equipment included in any Completed Solar Facility  or Construction Solar Facility; and

4) any warranty claim procedures specified by such suppliers.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Exhibit A

Completed Solar Facilities:

[***]

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Exhibit B

Construction Solar Facilities:

[***]

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Exhibit C

Pending Solar Facilities:

[***]

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Exhibit D

Real Goods’ warranty obligation to SunRun for Ordinary-Course-of-Business Warranty Claims shall be as set forth below (capitalized terms used but not defined below shall have the meanings given to them in the Akeena EPC):

1. Contractor’s Warranties.  Contractor covenants and warrants that: (i) all Work is of good quality and installed, constructed and accomplished in a good and workmanlike manner and using skill, care and diligence consistent with all manufacturer’s requirements and Prudent Practices; (ii) Contractor shall procure, supply, install, construct and test the Work so that all Work performed complies with all applicable Laws; (iii) all Work is free from defects and deficiencies in materials and workmanship for the Solar Facility for a period of ten (10) years and five (5) years for the roof following Final Completion; and (iv) all material and equipment constituting any portion of the Work are in good order and are new when installed.  SunRun’s sole remedy and Contractor’s sole liability under the warranties provided in this section will be the repair or replacement, at the Contractor’s option, of the defective Work.  Upon discovery of defective Work, SunRun will notify the Contractor in writing of the defective Work.  The Contractor will have fifteen (15) days from such written notice to either repair or replace the defective Work.  If the Contractor fails to repair or replace the defective Work within such fifteen (15) days, SunRun at its option, and after notice to Contractor, shall have the right to perform the necessary Work and charge the cost thereof to Contractor.

2. Equipment Warranties.  In procuring all equipment necessary for the Work, Contractor shall obtain all applicable manufacturers’ warranties.  In performing the Work, Contractor warrants that it will install all equipment in such a manner as to not void or otherwise negate any manufacturers’ warranty.  On the date that Contractor achieves Final Completion, Contractor shall deliver to SunRun or Assignee all manufacturers’ warranties it obtained when procuring the equipment which shall be for the sole benefit of SunRun.

3. Warranties’ Transfer.  In the case that SunRun or Assignee sells a Solar Facility, the warranties granted herein shall remain in effect and shall transfer to the new owner of the Solar Facility.

4. Limited Warranty Exclusions.  The warranty and obligations stated here shall not apply to:

(a) Damage, malfunction, or degradation of Solar Facility caused by failure to properly operate or maintain the Solar Facility in accordance with the printed instructions provided with the Solar Facility;

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

(b) Damage, malfunction, or degradation of electrical output caused by any repair or replacement using a part or service not provided or authorized in writing by Contractor; and

(c) Damage, malfunction, or degradation of the Solar Facility resulting from SunRun or third party abuse, accident, alteration, improper maintenance, misuse, negligence or vandalism, or from earthquake, fire, flood, or other acts of God.

5. Warranty Disclaimer. THE EXPRESS WARRANTIES CONTAINED HEREIN ARE EXCLUSIVE AND IN LIEU OF ALL OTHER STATUTORY, EXPRESS OR IMPLIED WARRANTIES, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, HABITABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE. ANY STATUTORY OR IMPLIED WARRANTIES ARE WAIVED TO THE FULLEST EXTENT PERMISSIBLE UNDER STATE AND FEDERAL LAW.

6. Mutual Waiver of Consequential Damages.  SUNRUN AND REAL GOODS WAIVE CLAIMS AGAINST EACH OTHER FOR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS WARRANTY AND AGREEMENT.  FOR PURPOSES OF THIS WARRANTY AND AGREEMENT, “CONSEQUENTIAL DAMAGES” WILL INCLUDE THE FOLLOWING:  (I) DAMAGES INCURRED BY SUNRUN FOR LOSSES OF USE, INCOME, PROFIT AND FINANCING; AND (II) DAMAGES INCURRED BY REAL GOODS FOR PRINCIPAL OFFICE AND SITE OFFICE EXPENSES (INCLUDING BUT NOT LIMITED TO THE COMPENSATION OF PERSONNEL STATIONED THERE) AND FOR LOSSES OF INCOME, PROFIT OR FINANCING FROM OR RELATED TO THIS WARRANTY AND AGREEMENT OR REAL GOODS’ OTHER CONTRACTS.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Exhibit E

Pending Solar Facility Addendums

[***]

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.